EXHIBIT 99.1

For Immediate Release

PARLUX SIGNS EXTENSION WITH REGIONS BANK

Also Sets Date for Second Quarter Earnings Release & Conference Call

FORT LAUDERDALE, FLORIDA, October 30, 2009. Parlux Fragrances, Inc. (NASDAQ:PARL) announced today that it has signed a Second Amendment to Loan Agreement and Amendment to Forbearance Agreement (the “Second Amendment”) with Regions Bank extending the forbearance period through February 15, 2010 and calling for Parlux to repay the remaining loan balance over the course of the extension period. The Second Amendment calls for the Company to continue to comply with certain covenants, as previously defined in the Forbearance Agreement with Regions Bank under the Loan and Security Agreement, dated as of July 22, 2008, as amended. The Company now is in full compliance with all covenants under the Loan and Security Agreement, as amended, and anticipates that it will be able to remain in compliance during the term of the extension.

Mr. Neil J. Katz, Chairman and CEO, noted, “We are very pleased to have concluded this process in a manner that was amenable to both parties. Based upon our internal projections, we anticipate being able to comfortably pay down the remaining debt as now scheduled, while producing and shipping our holiday products during this important season. We plan to share further details regarding this transaction during our investor conference call scheduled for next week.”

Conference Call

The Company will hold a conference call on Thursday, November 5, 2009, at 9:00 a.m. (EST) to discuss the Company’s quarterly results and to provide additional outlook on the next quarter. To participate, please call Toll Free: 888-595-5338 or International: 201-526-1830. A digital replay of the conference call will be available from Thursday, November 5, 2009, after 3:00 p.m., until midnight November 11, 2009. To access the rebroadcast, Toll Free: 1-888-632-8973 or International: 201.499.0429. Replay Code: 61326424. The Company is now offering its shareholders access to its conference calls via audio webcast link directly on its website http://www.parlux.com and click on the red link, “Parlux Webcast Site”.

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton, Jessica Simpson, GUESS?, Nicole Miller, Josie Natori, Queen Latifah, Marc Ecko, Rihanna, Kanye West, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and net income, the Company's ability to maintain its current brands and licenses, the Company's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions, Perfumania's ability to pay its balance due to the Company, continued compliance with the covenants in its credit facility, and the Company’s ability to replace its existing credit facility to provide it with sufficient liquidity to fund its planned operations. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc. (954) 316-9008

CONTACT:

Neil J. Katz, Ext. 8116 nkatz@parlux.com

Raymond J. Balsys, Ext. 8106 rbalsys@parlux.com

Web site:

http://www.parlux.com

2